UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2007

PRESTIGE BRANDS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32433	20-1297589
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

   90 North Broadway, Irvington, New York 10533
(Address of principal executive offices, including Zip Code)

(914) 524-6810
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Michael A. Fink

On April 13, 2007, Prestige Brands Holdings, Inc. (the “Company”) entered into an Agreement with Michael A. Fink (the “Fink Agreement”), the Company’s Senior Vice President - Marketing, OTC/Personal Care, pursuant to which Mr. Fink’s Senior Management Agreement dated as of February 4, 2005 (the “Fink Senior Management Agreement”) with the Company was superseded by the terms of the Fink Agreement. Under the terms of the Fink Agreement, Mr. Fink has agreed to resign as an officer of the Company on a date to be chosen by the Company, but in any event prior to June 30, 2007 (the “Resignation Date”). From the Resignation Date to June 30, 2007, Mr. Fink’s primary responsibility to the Company will be transitioning his position to his replacement. For the period beginning on the Resignation Date and ending on June 30, 2007, Mr. Fink will receive his current salary and benefits. Effective July 1, 2007, Mr. Fink will become a “Work At Home” employee of the Company for a period of one year (the “Work At Home Period”) during which period Mr. Fink will provide advice, information or guidance to the Company on an as needed basis. Mr. Fink’s employment with the Company shall terminate on July 1, 2008. During the Work At Home Period, Mr. Fink’s annual salary shall be $211,000, subject to applicable withholding taxes, payable in accordance with the Company’s normal payroll practices. For the fiscal year ending March 31, 2007, Mr. Fink will be eligible for an annual bonus, as determined by the Compensation Committee and the Board of Directors of the Company and also subject to the performance of the Company against the established bonus objectives. Mr. Fink will not be eligible to receive a bonus for the fiscal year ending March 31, 2008; provided, however, on or about May 1, 2008, Mr. Fink will receive a payment equivalent to the greater of (i) the bonus paid for the fiscal year ending March 31, 2007; or (ii) a target bonus of 45% of Mr. Fink’s salary paid during the Work At Home Period. Mr. Fink also acknowledged and agreed in the Fink Agreement that he will not be eligible to receive any future Long-Term Incentive Awards in calendar years 2007 and 2008, or at any time subsequent thereto.

With regard to Mr. Fink’s Carried Shares (as defined in the Fink Senior Management Agreement), the provisions contained in the Fink Senior Management Agreement relating to the Carried Shares are incorporated by reference into the Fink Agreement. Pursuant to the terms of the Fink Agreement, Mr. Fink’s Carried Shares will continue to vest on a straightline pro rata basis through February 6, 2009. Any Carried Shares that have not vested at the expiration of the Work At Home Period will be repurchased by the Company so long as Mr. Fink has not breached the terms of the Fink Agreement. The sale of any vested Carried Shares or Co-invest Common Shares (as defined in the Fink Senior Management Agreement) will be subject to the applicable terms of the Fink Agreement and the Fink Senior Management Agreement. During the term of the Fink Agreement, in the event of any change in control of the Company or the death or disability of Mr. Fink, all of Mr. Fink’s unvested Carried Shares shall immediately vest. In addition, if Mr. Fink dies or is disabled during the Work At Home Period, all amounts payable to Mr. Fink pursuant to the Fink Agreement shall be paid to Mr. Fink’s estate or Mr. Fink, as applicable, as though he had fully performed all of his obligations under the Fink Agreement.

The Fink Agreement contains customary provisions for an executive separation agreement which include, among other things, a general release of claims against the Company and confidentiality and non-competition provisions.

Appointment of James E. Kelly

On April 12, 2007, the Company received a written acceptance of employment by James E. Kelly as the Company’s Senior Vice President, Marketing. Pursuant to the terms of the letter agreement (the “Kelly Agreement”) between the Company and Mr. Kelly, Mr. Kelly’s employment with the Company will commence on April 17, 2007. Effective as of April 23, 2007, Mr. Kelly will assume full responsibility for marketing activities currently being handled by Mr. Fink.

Prior to joining the Company, Mr. Kelly, age 49, has been actively providing consulting services to various consumer products companies since 2006. From 2001 to 2005, Mr. Kelly served as Senior Vice President, Marketing and Sales, North America for Combe, Incorporated where his responsibility included, among other things, strategy for North American product management, market research, media planning and buying, and advertising. From 1999 to 2001, Mr. Kelly was a principal of Business Development Resources Consulting, Inc. through which he provided marketing/new business development consulting services to the consumer packaged goods industry. From 1995 to 1998, Mr. Kelly served as Vice President and Group Marketing Director, Men’s Hair Care, U.S. Operation, for Combe Incorporated. From 1982 to 1995, Mr. Kelly held positions of increasing responsibility at Warner Lambert Company where he was Vice President/Business Director, OTC Products, from 1992 to 1995. Mr. Kelly received a B.A. from Rutgers College and a M.B.A. from Rutgers Graduate School of Management.

Pursuant to the terms of the Kelly Agreement, Mr. Kelly shall receive an annual base salary of $250,000, subject to applicable withholding taxes, payable in accordance with the Company’s normal payroll practices. In addition, Mr. Kelly is eligible to participate in the Company’s Management Bonus Plan for the fiscal year ending March 31, 2008. Subject to the Company’s achieving its budget objectives, Mr. Kelly’s target bonus amount is 45% of annual base salary. Under the terms of the Kelly Agreement, Mr. Kelly is also eligible to receive a grant under the Company’s 2005 Long-Term Incentive Plan in the amount of $346,875 if and when the Company grants similar awards for the fiscal year ending March 31, 2008 to its eligible employees. Mr. Kelly shall also receive a sign on/retention bonus in the amount of $75,000 payable in two equal installments of $37,500 on April 30, 2007 and 2008, respectively, so long as Mr. Kelly is an employee in good standing with the Company on such dates. In the event Mr. Kelly’s employment with the Company is terminated for reasons other than “cause”, Mr. Kelly shall be entitled to receive a severance payment equal to his annual base salary and target bonus at the time of termination, subject to applicable withholding taxes, in accordance with the Company’s normal payroll practices; provided that Mr. Kelly has executed a severance agreement in a form satisfactory to the Company.

Item 7.01 Regulation FD Disclosure.

On April 16, 2007, the Company issued a press release announcing the resignation of Mr. Fink as Senior Vice President - Marketing, OTC/Personal Care, and the appointment of Mr. Kelly as Senior Vice President - Marketing, which is furnished to the Commission as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein as if copied verbatim.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

99.1	Press Release dated April 16, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 17, 2007                       PRESTIGE BRANDS HOLDINGS, INC.

                By: /s/ Charles N. Jolly
                                            Name: Charles N. Jolly
                                       Title: General Counsel and Secretary

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release dated April 16, 2007